EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2025 RESULTS

– Net Income Per Fully Diluted Share of $0.05 –
– Core FFO Per Fully Diluted Share of $0.23 –
– $0.8B of Liquidity –
– Reaffirms 2025 Guidance –

New York, New York, October 29, 2025 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory, ranked the #1 Top Attraction in New York City for the fourth consecutive year in Tripadvisor’s 2025 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the third quarter 2025. All per share amounts are on a fully diluted basis, where applicable.

Third Quarter and Recent Highlights
•Net Income of $0.05 per share.
•Core Funds From Operations (“Core FFO”) of $0.23 per share.
•Same-Store Property Cash Net Operating Income (“NOI”), excluding lease termination fees decreased 1.5% year-over-year. The third quarter change was primarily attributed to increases in real estate taxes and property operating expenses. These higher expenses were partially offset by higher tenant reimbursement income. Adjusted for approximately $1.7 million of non-recurring items, which predominately consisted of revenue items recognized in the third quarter of 2024, Same-Store Property Cash NOI increased by 1.1%.
•Manhattan office occupancy increased by 80 bps sequentially to 90.3%. The total commercial portfolio occupancy increased by 80 bps sequentially to 90.0%.
•Signed 87,880 rentable square feet of commercial leases, inclusive of 71,859 rentable square feet of Manhattan office leases. In our Manhattan office portfolio, blended leasing spreads were +3.9%, the 17th consecutive quarter of positive leasing spreads.
•Subsequent to quarter-end, signed approximately 50,000 square feet of additional leases.
•Empire State Building Observatory generated NOI of $26.5 million.
•In October, announced the issuance of $175 million of 5-year senior unsecured notes in a private placement transaction.

•Achieved the highest possible GRESB 5 Star Rating for the sixth consecutive year with a score of 93.

Property Operations

As of September 30, 2025, the Company’s property portfolio contained 7.8 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units, which were occupied and leased as shown below.

	September 30, 2025[1]	June 30, 2025[1]	September 30, 2024[1]
Percent occupied:
Total commercial portfolio	90.0%[2]	89.2%[2]	89.1%
Total office	89.7%	88.9%	88.9%
Manhattan office	90.3%	89.5%	89.6%
Total retail	92.8%[2]	91.7%[2]	91.1%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	92.6%[2]	93.1%[2]	93.4%
Total office	92.4%	93.1%	93.3%
Manhattan office	93.1%	93.8%	94.1%
Total retail	94.7%[2]	92.4%[2]	94.0%
Total multifamily portfolio	98.6%	98.6%	96.8%

1 All occupancy and leased percentages exclude broadcasting and storage space.
2 Excludes approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment.
Leasing

The tables that follow summarize leasing activity for the third quarter of 2025. During this period, the Company signed 16 leases that totaled 87,880 square feet with an average lease duration of 8.1 years.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
Office	14	71,859	69.97	3.9%
Retail	2	16,021	128.33	(11.8)%
Total Overall	16	87,880	80.61	(1.2)%

Manhattan Office Portfolio

Manhattan Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
New Office	6	26,430	68.56	1.3%
Renewal Office	8	45,429	70.80	5.5%
Total Office	14	71,859	69.97	3.9%

Notable Leasing Activity Highlights in 3Q25
•19,883 square foot renewal and expansion lease with Jencap Group at 1350 Broadway.
•16,402 square foot renewal lease with Haver Analytics at One Grand Central Place.
•14,430 square foot new retail lease with SORA at One Grand Central Place.

Notable Leasing Activity Highlights Subsequent to Quarter-End
•18,230 square foot expansion lease with Gerson Lehrman Group at One Grand Central Place.
•12,089 square feet of new retail leases in aggregate with Rolex, HOKA, and Tecovas at The North Sixth Street Collection in Williamsburg, Brooklyn.

Balance Sheet
The Company had $0.8 billion of total liquidity as of September 30, 2025, which was comprised of $154 million of cash, plus $620 million available under its revolving credit facility. At September 30, 2025, the Company had total debt outstanding of approximately $2.1 billion, no floating rate debt exposure, and a weighted average interest rate of 4.34%. At September 30, 2025, the Company’s ratio of net debt to adjusted EBITDA was 5.6x.

In October, the Company entered into a note purchase agreement to issue $175 million of senior unsecured notes in a private placement transaction at a fixed rate of 5.47% that matures in 2031. The private placement is scheduled to fund on December 18, 2025.

Share Repurchases

The stock repurchase program began in March 2020 and through October 28, 2025, approximately $296 million has been repurchased. There were no share repurchases during the third quarter.

Dividend

On September 30, 2025, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the third quarter of 2025 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On September 30, 2025, the Company paid a quarterly preferred dividend of $0.15 and $0.175 per unit for the third quarter of 2025 to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

2025 Earnings Outlook

The Company provides 2025 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2025 Current Guidance (October 2025)	2025 Prior Guidance (July 2025)	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.83 to $0.86	$0.83 to $0.86	•2025 includes ~$0.05 from multifamily assets
Commercial Property Drivers
Commercial Occupancy at year-end	89% to 91%	89% to 91%
SS Property Cash NOI (excluding lease termination fees)	–2.0% to +1.5%	–2.0% to +1.5%
•Assumes positive revenue y/y growth
•Assumes a ~2.0 to 4.0% y/y increase in operating expenses and real estate taxes
•2025 SS NOI y/y growth is expected to range from ~0.5 to 4.0% relative to 2024 excluding one-time items

Observatory Drivers
Observatory NOI	$90M to $94M	$90M to $94M	•Reflects average quarterly expenses of ~$9 to 10M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.22	$0.25
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.65	0.65
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.05	0.05
FFO Attributable to Common Stockholders and the Operating Partnership	$0.80	$0.83
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.83	$0.86

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, October 30, 2025 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until November 6, 2025, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13754951.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic

Observatory, ranked the #1 Top Attraction in New York City for the fourth consecutive year in Tripadvisor’s 2025 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality. As of September 30, 2025, ESRT’s portfolio is comprised of approximately 7.8 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) increased costs due to tariffs or other economic factors; (iii) a failure of conditions or performance regarding any event or transaction described herein; (iv) resolution of legal proceedings involving the Company; (v) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (vi) changes in our business strategy; (vii) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xiii) decreased rental rates or increased vacancy rates; (xiv) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; (xviii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xix) our disclosure controls and internal control over financial reporting, including any material weakness; and (xx) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@esrtreit.com

Empire State Realty Trust, Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2025	2024
Revenues
Rental revenue	$158,410	$153,117
Observatory revenue	36,037	39,382
Lease termination fees	—	4,771
Third-party management and other fees	404	271
Other revenue and fees	2,879	2,058
Total revenues	197,730	199,599
Operating expenses
Property operating expenses	46,957	45,954
Ground rent expenses	2,331	2,331
General and administrative expenses	18,743	18,372
Observatory expenses	9,510	9,715
Real estate taxes	33,241	31,982
Depreciation and amortization	47,615	45,899
Total operating expenses	158,397	154,253
Total operating income	39,333	45,346
Other income (expense):
Interest income	1,146	6,960
Interest expense	(25,189)	(27,408)
Interest expense associated with property in receivership	—	(1,922)
Gain on disposition of property	—	1,262
Income before income taxes	15,290	24,238
Income tax expense	(1,645)	(1,442)
Net income	13,645	22,796
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(4,610)	(8,205)
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$7,985	$13,541
Total weighted average shares
Basic	169,250	164,880
Diluted	270,357	269,613
Earnings per share attributable to common stockholders
Basic	$0.05	$0.08
Diluted	$0.05	$0.08

Empire State Realty Trust, Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2025	2024
Revenues
Rental revenue	$466,492	$459,469
Observatory revenue	93,097	98,102
Lease termination fees	464	4,771
Third-party management and other fees	1,243	912
Other revenue and fees	7,750	7,067
Total revenues	569,046	570,321
Operating expenses
Property operating expenses	136,897	132,530
Ground rent expenses	6,994	6,994
General and administrative expenses	54,368	52,364
Observatory expenses	27,450	27,104
Real estate taxes	98,898	96,106
Depreciation and amortization	144,196	139,453
Total operating expenses	468,803	454,551
Total operating income	100,243	115,770
Other income (expense):
Interest income	6,799	16,230
Interest expense	(77,253)	(77,859)
Interest expense associated with property in receivership	(647)	(2,550)
Loss on early extinguishment of debt	—	(553)
Gain on disposition of property	13,170	12,065
Income before income taxes	42,312	63,103
Income tax expense	(1,504)	(1,537)
Net income	40,808	61,566
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(13,933)	(22,138)
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(3,151)	(3,151)
Net income attributable to common stockholders	$23,724	$36,273
Total weighted average shares
Basic	168,103	164,453
Diluted	269,945	268,608
Earnings per share attributable to common stockholders
Basic	$0.14	$0.22
Diluted	$0.14	$0.22

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2025	2024

Net income	$13,645	$22,796
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	46,741	44,871
Gain on disposition of property	—	(1,262)
FFO attributable to common stockholders and Operating Partnership units	59,336	65,355

Amortization of below-market ground leases	1,957	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	61,293	67,313

Interest expense associated with property in receivership	—	1,922
Core FFO attributable to common stockholders and Operating Partnership units	$61,293	$69,235

Total weighted average shares and Operating Partnership units
Basic	266,963	264,787
Diluted	270,357	269,613

FFO per share
Basic	$0.22	$0.25
Diluted	$0.22	$0.24

Modified FFO per share
Basic	$0.23	$0.25
Diluted	$0.23	$0.25

Core FFO per share
Basic	$0.23	$0.26
Diluted	$0.23	$0.26

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2025	2024

Net income	$40,808	$61,566
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(3,151)	(3,151)
Real estate depreciation and amortization	141,533	136,126
Gain on disposition of property	(13,170)	(12,065)
FFO attributable to common stockholders and Operating Partnership units	166,020	182,472

Amortization of below-market ground leases	5,873	5,874
Modified FFO attributable to common stockholders and Operating Partnership units	171,893	188,346

Interest expense associated with property in receivership	647	2,550
Loss on early extinguishment of debt	—	553
Core FFO attributable to common stockholders and Operating Partnership units	$172,540	$191,449

Total weighted average shares and Operating Partnership units
Basic	266,978	264,675
Diluted	269,945	268,608

FFO per share
Basic	$0.62	$0.69
Diluted	$0.62	$0.68

Modified FFO per share
Basic	$0.64	$0.71
Diluted	$0.64	$0.70

Core FFO per share
Basic	$0.65	$0.72
Diluted	$0.64	$0.71

Empire State Realty Trust, Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands)

	September 30, 2025	December 31, 2024
Assets
Commercial real estate properties, at cost	$3,940,755	$3,786,653
Less: accumulated depreciation	(1,381,726)	(1,274,193)
Commercial real estate properties, net	2,559,029	2,512,460
Contract asset[3]	—	170,419
Cash and cash equivalents	154,113	385,465
Restricted cash	43,642	43,837
Tenant and other receivables	27,416	31,427
Deferred rent receivables	259,070	247,754
Prepaid expenses and other assets	58,679	101,852
Deferred costs, net	177,307	183,987
Acquired below market ground leases, net	307,537	313,410
Right of use assets	28,007	28,197
Goodwill	491,479	491,479
Total assets	$4,106,279	$4,510,287

Liabilities and equity
Mortgage notes payable, net	$691,046	$692,176
Senior unsecured notes, net	1,097,498	1,197,061
Unsecured term loan facility, net	268,959	268,731
Unsecured revolving credit facility	—	120,000
Debt associated with property in receivership	—	177,667
Accrued interest associated with property in receivership	—	5,433
Accounts payable and accrued expenses	111,732	132,016
Acquired below market leases, net	15,875	19,497
Ground lease liabilities	28,007	28,197
Deferred revenue and other liabilities	64,191	62,639
Tenants’ security deposits	30,751	24,908
Total liabilities	2,308,059	2,728,325
Total equity	1,798,220	1,781,962
Total liabilities and equity	$4,106,279	$4,510,287

3 This contract asset represents the amount of obligation which was released on February 5, 2025, upon the final resolution of the foreclosure process on First Stamford Place.